Exhibit 5.1
JONES, WALKER, WAECHTER, POITEVENT,
CARRÈRE & DENÈGRE L.L.P.
June 18, 2009
Akorn, Inc.
2500 Millbrook Drive
Buffalo Grove, Illinois 60089

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have served as special Louisiana counsel to Akorn, Inc., a Louisiana corporation (“Akorn”), in connection with the opinion set forth herein as to the 1,888,530 shares (the “Shares”) of common stock of Akorn, no par value per share, (“Common Stock”) being offered for resale by the selling shareholders (the “Selling Shareholders”) identified in and pursuant to the prospectus included in the Registration Statement on Form S-3 (the “Registration Statement”) being filed today by Akorn with the Securities and Exchange Commission (the “SEC”).
     In connection with rendering this opinion, we have examined and relied as to factual matters upon the following documents:
(a)	Restated Articles of Incorporation of Akorn, dated September 16, 2004 and filed with the Louisiana Secretary of State on September 17, 2004;

(b)	Amended and Restated By-laws of Akorn as amended through April 11, 2007;

(c)	Securities Purchase Agreement dated as of March 1, 2006 to which Akorn and the Selling Shareholders or their predecessors in interest are parties (the “Securities Purchase Agreement”), including the form of warrant included therein; and

(d)	Certificate of Officer of Akorn, Inc., dated the date hereof, addressed to us.
     In our examination, and for all purposes of the opinion rendered herein, we have assumed without independent investigation (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies thereof, the authenticity of the originals of such documents, and the due
JONES, WALKER, WAECHTER, POITEVENT, CARRÈRE & DENÈGRE L.L.P.

201 ST. CHARLES AVENUE • NEW ORLEANS, LOUISIANA 70170-5100 • 504-582-8000 • FAX 504-582-8583
• E-MAIL info@joneswalker.com • www.joneswalker.com

BATON ROUGE	HOUSTON	LAFAYETTE	MIAMI	NEW ORLEANS	WASHINGTON, D.C.

June 18, 2009

execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; (ii) compliance by Akorn and the other parties thereto with the provisions of all documents and instruments pursuant to which the Shares were issued or are issuable; and (iii) the truth and correctness of the matters of fact set forth in the documents described above.
     Based upon the foregoing and subject to the following qualifications and comments, we are of the opinion that:
     1. The 888,889 Shares that are issued as of the date hereof have been duly authorized, validly issued, and fully paid and are nonassessable.
     2. The 999,641 Shares to be issued upon the exercise of the warrants described in the Registration Statement have been duly authorized, and, if and when issued by Akorn upon such exercise in accordance with the terms of such warrants, will be validly issued, fully paid and nonassessable.
     The foregoing opinion is given as of the date hereof and is limited to the Louisiana Business Corporation Law and the federal laws of the United States of America, as currently in effect. We assume no obligation to revise or supplement this opinion should facts material to the opinion change or should such currently applicable laws be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus contained therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the SEC thereunder.
Very truly yours,

/s/ Jones, Walker, Waechter, Poitevent
Carrère & Denègre, L.L.P.
CCH/mjp